UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2020

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01        Entry into a Material Definitive Agreement

On September 4, 2020, Broadstone Net Lease, Inc. (the “Company”) entered into a $900 million unsecured Revolving Credit Agreement (the “Revolving Credit Agreement”), among the Company, Broadstone Net Lease, LLC (the “Operating Company”), as the borrower, the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., BMO Capital Markets Corp. and Manufacturers and Traders Trust Company as Joint Lead Arrangers and Joint Bookrunners, Capital One, National Association and Truist Securities, Inc. as Joint Lead Arrangers, Bank of Montreal and Manufacturers and Traders Trust Company as Co-Syndication Agents, and Truist Bank, Capital One, National Association, Regions Bank, and U.S. Bank National Association as Co-Documentation Agents.

Closing of the Revolving Credit Agreement is subject to certain customary conditions, as well as the closing of an underwritten public offering, with a minimum condition on size, and listing of the Company’s common stock, as set forth in the Revolving Credit Agreement.   Closing will occur on the date on which all closing conditions are met (the “Closing Date”). The term of the Revolving Credit Agreement will begin on the Closing Date and will replace the Company’s existing $600 million unsecured revolving credit facility (the “Existing Revolver”) provided for by the Company’s Revolving Credit and Term Loan Agreement dated as of June 23, 2017, as amended. Proceeds from borrowings under the Revolving Credit Agreement will be used to repay the Existing Revolver, as well as to fund future acquisitions and general corporate purposes.

The Revolving Credit Agreement provides for a $900 million senior unsecured revolving credit facility (the “Revolver”) maturing on the third anniversary of the Closing Date. The Operating Company has the option to extend the term of the Revolver twice for six months per extension, subject to certain conditions set forth in the Credit Agreement, including payment of an extension fee equal to 0.0625% of the revolving commitments. The rate of interest payable on the Revolver, at the Operating Company’s option, is equal to (i) the applicable London Interbank Offered Rate, as set forth in the Revolving Credit Agreement (“LIBOR”) plus a margin or (ii) the applicable fluctuating base rate, as set forth in the Revolving Credit Agreement (the “Base Rate”), plus a margin. The margin for Revolver borrowings is adjustable based upon the Operating Company’s credit rating and is between 0.825% and 1.55% per annum for LIBOR borrowings and 0% and 0.55% per annum for Base Rate borrowings. Based on the Operating Company’s current investment grade credit rating of Baa3, the applicable margin for the Revolver equals 1.20% per annum for LIBOR borrowings and 0.20% per annum for Base Rate borrowings. An applicable facility fee is payable on the amount of the revolving commitments, as defined in the Revolving Credit Agreement, based on the Operating Company’s credit rating. The initial applicable facility fee equals 0.25% per annum. Borrowings under the Revolver are payable interest only during the term, with the principal amount due in full at maturity.

The Revolving Credit Agreement contains certain covenants customary for an agreement of its type, including (i) restrictive covenants, including, but not limited to, restrictions on the incurrence of additional indebtedness and liens, the ability to make certain payments and investments, and the ability to enter into certain merger, consolidation, asset sale, and affiliate transactions, and (ii) financial maintenance covenants, including, but not limited to, a minimum unsecured interest expense coverage ratio, a maximum leverage ratio, a maximum secured indebtedness ratio, and a minimum fixed charge coverage ratio. The Revolving Credit Agreement also contains representations and warranties, affirmative covenants, including financial reporting requirements, negative covenants, and events of default, including certain cross defaults with the Company’s other indebtedness, customary for an agreement of its type. As set forth in the Revolving Credit Agreement, certain events of default could result in an acceleration of the Company’s obligations under the Revolving Credit Agreement.

The Revolving Credit Agreement includes an accordion feature to increase the aggregate facility size from $900 million to $2.0 billion, subject to the willingness of existing or new lenders to fund such increase and other customary conditions. The Operating Company may exercise this election any time after the Closing Date and before the maturity date of the Revolver.

Certain of the lenders, the administrative agents, and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, lending, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. The Operating Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the lenders and their affiliates.

In connection with the Revolving Credit Agreement, the Company has agreed to unconditionally guaranty (the “Guaranty”) the payment and performance when due, whether at maturity, by acceleration or otherwise, of all indebtedness, liabilities, obligations, covenants and duties owed by the Operating Company to the Administrative Agent or any Lender under or in connection with the Revolving Credit Agreement and any other documents related thereto.

The foregoing descriptions of the Revolving Credit Agreement and the Guaranty are not, and do not purport to be, complete and are qualified in their entirety by reference to the copies of the Revolving Credit Agreement and the Guaranty filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
10.1

Revolving Credit and Agreement, dated as of September 4, 2020, by and among the Company, Broadstone Net Lease, LLC (the “Operating Company”), as the borrower, JPMorgan Chase Bank, N.A., and the other parties thereto.

10.2	Guaranty, dated September 4, 2020, by Broadstone Net Lease, Inc. in favor of JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name: John D. Moragne Title: Executive Vice President, Chief Operating Officer and Secretary

Date: September 11, 2020